UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue

Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 535-4766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 8.01. Other Events

On May 27, 2005, Iron Mountain Incorporated, a Pennsylvania corporation (“Iron Mountain PA”), reincorporated as a Delaware corporation. The reincorporation was effected by means of a statutory merger (the “Merger”) of Iron Mountain PA with and into Iron Mountain Incorporated, a Delaware corporation (“Iron Mountain DE” or the “Company”), and a wholly owned subsidiary of Iron Mountain PA. Prior to the Merger, Iron Mountain DE had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Iron Mountain DE succeeded to and assumed, by operation of law, all of the assets and liabilities of Iron Mountain PA. Apart from the change in its state of incorporation, the Merger had no effect on Iron Mountain PA’s business, board composition, management, employees, fiscal year, assets or liabilities, or location of its facilities, and did not result in any relocation of management or other employees. The Merger was approved by the holders of a majority of the common stock of Iron Mountain PA at a meeting held on May 26, 2005 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon consummation of the Merger, Iron Mountain DE succeeded to Iron Mountain PA’s reporting obligations under Section 13(a) and 15(d) of the Exchange Act. Pursuant to the Merger all outstanding securities of Iron Mountain PA registered pursuant to Section 12 of the Exchange Act are deemed to be registered under Section 12(b) of the Exchange Act by operation of Rule 12g-3(a) thereunder and continue to be listed on the New York Stock Exchange under the symbol IRM.

Shareholders will not be required to undertake a mandatory exchange of Iron Mountain PA’s shares. Certificates for Iron Mountain PA’s shares will automatically represent an equal number of shares in Iron Mountain DE.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit No.	Item

2.1	Agreement and Plan of Merger by and between Iron Mountain Incorporated, a Pennsylvania corporation, and Iron Mountain Incorporated, a Delaware corporation, dated as of May 27, 2005.

3.1	Amended and Restated Certificate of Incorporation of Iron Mountain Incorporated, a Delaware corporation.

3.2	Bylaws of Iron Mountain Incorporated, a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant) By: /s/ Jean A. Bua Name: Jean A. Bua Title: Senior Vice President and Corporate Controller

Date: May 27, 2005